Exhibit 99.1

Tel-Instrument Electronics Corp. Announces $816,000 Test Set Order

And Receipt of AIMS Certification for the T-47/M5 Test Set

East Rutherford, NJ – November 29, 2018 – Tel-Instrument Electronics Corp. (“Tel”, “Tel-Instrument” or the “Company”) (NYSE American: TIK), a leading designer and manufacturer of avionics test and measurement solutions, today reported the receipt of an $816,000 order for Mode 5 test sets from a major U.S. defense contractor, and the receipt of U.S. DOD AIMS certification for Tel’s new T-47/M5 Test Set.

Jeff O’Hara, Tel’s President and CEO said, “We are pleased to report the receipt of the Mode 5 test set order from an important domestic customer. Shipments on this order will commence in the current fiscal quarter. We also expect to receive a larger follow-on order from this customer later this fiscal year. We are also excited to receive certification for our new T-47/M5 dual crypto Mode 5 test set from the U.S. DOD International AIMS Program Office. The T-47/M5 certification is critical to our Mode 5 international marketing efforts as this will be the test set of choice for many international customers. The receipt of this certification should result in additional near-term orders, and will allow us to begin shipments this quarter to certain international customers that require AIMS approval.

We also have several other international contracts in process and expect to report additional international contracts in the near future. We believe this new order, in conjunction with the AIMS certification and the recent $4.3 million test set order from the U.S. DOD, should result in a strong improvement in both revenues and profitability starting in the current quarter.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

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This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially.  Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Joseph P. Macaluso
Tel-Instrument Electronics Corp.
(201) 933-1600